Exhibit 5.1

March 14, 2013

Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

Hawaiian Airlines, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed by Hawaiian Holdings, Inc., a Delaware corporation ("Holdings"), and its wholly owned subsidiary, Hawaiian Airlines, Inc. ("Hawaiian"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Securities (as defined below).

        The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the first base prospectus contained therein that covers the Securities (defined below) (the "Prospectus"), and the supplements to the Prospectus referred to therein (each, a "Prospectus Supplement," and together, the "Prospectus Supplements"), of up to an aggregate offering price of $525,000,000, or the equivalent thereof, of shares of common stock of Holdings, $0.01 par value per share (the "Common Stock"), shares of preferred stock of Holdings, $0.01 par value per share (the "Preferred Stock"), senior and subordinated debt securities of Holdings (the "Debt Securities"), warrants to purchase any of the securities described above (the "Warrants"), depositary shares (the "Depositary Shares") of Holdings representing a fractional interest in a share of Preferred Stock of Holdings, and full and unconditional guarantees of the Debt Securities by Hawaiian (the "Hawaiian Guarantees") (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares and the Hawaiian Guarantees are collectively referred to herein as the "Securities").

        The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the applicable Prospectus Supplements. The Debt Securities and, if applicable, the Hawaiian Guarantees, are to be issued pursuant to a senior debt securities indenture (the "Senior Indenture") or a subordinated debt securities indenture (the "Subordinated Indenture" and taken with the Senior Indenture, the "Indentures"), as applicable, both of which have been filed as exhibits to the Registration Statement and are to be entered into, in each case, between Holdings and a trustee to be named in a Prospectus Supplement to the Registration Statement (the "Trustee") and, if Hawaiian Guarantees are to be issued, Hawaiian. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities and, if applicable, Hawaiian Guarantees, by a supplemental indenture or other appropriate action of Holdings and, if Hawaiian Guarantees are to be issued, Hawaiian, creating such series of Debt Securities and, if applicable, Hawaiian Guarantees.

        We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;

(v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Holdings or Hawaiian, as applicable, and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the organizational documents of Holdings that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Holdings or Hawaiian, as applicable.

        Based on such examination, we are of the opinion that:

        1.     With respect to shares of Common Stock, when both: (a) the Board of Directors of Holdings or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Holdings Board") has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Holdings Board, for the consideration approved by the Holdings Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

        2.     With respect to any particular series of shares of Preferred Stock to be sold by Holdings, when both: (a) the Holdings Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Holdings Board, for the consideration approved by the Holdings Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

        3.     With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when: (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and Holdings has filed respective Forms T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by Holdings to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Holdings Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, and entitled to the benefits of the applicable Indenture;

        4.     With respect to the Warrants, when both: (a) the Holdings Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by Holdings and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by Holdings and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms;

        5.     With respect to Depositary Shares, when: (a) the Holdings Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement (the "Deposit Agreement") or agreements relating to the Depositary Shares and the related Depositary Receipts (the "Depositary Receipts") have been duly authorized and validly executed and delivered by Holdings and the depositary appointed by Holdings; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable; and

        6.     With respect to the Hawaiian Guarantees, when: (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and Holdings has filed respective Forms T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by Holdings and Hawaiian to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board of Directors of Hawaiian or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Hawaiian Board") and the Holdings Board has taken all necessary corporate action to approve the issuance and terms of the Hawaiian Guarantees and the related Debt Securities, the terms of the offering thereof and related matters; and (f) such Hawaiian Guarantees and Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Hawaiian Board and the Holdings Board, as applicable, or, in the case of Warrants to purchase Debt Securities, upon the exercise of such Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, the Hawaiian Guarantees will be validly issued and constitute valid and binding obligations of Hawaiian, enforceable against Hawaiian in accordance with their terms.

        Our opinions set forth above as to the Securities being valid and binding obligations are qualified as to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (d) in the case of the Hawaiian Guarantees, limitations imposed by statutes and laws protecting guarantors.

        We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, the State of New York as to the enforceability of the Debt Securities and the Hawaiian Guarantees and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation